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Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS







SPACEDEV, INC.
San Diego, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-47338) of SPACEDEV, INC. of our report dated February 20, 2002, relating to the consolidated financial statements of the Company appearing in its Form 10-KSB for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Nation Smith Hermes Diamond

Nation Smith Hermes Diamond,
Accountants and Consultants, APC
San Diego, California
March 6, 2002